PECO ENERGY COMPANY

                             1996 COMMON STOCK PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 10, 1996,
              AT 9:30 A.M. IN THE LANCASTER/MONTGOMERY ROOM OF THE
               VALLEY FORGE CONVENTION CENTER, 1200 FIRST AVENUE,
                         KING OF PRUSSIA, PENNSYLVANIA.

      P        Richard G. Gilmore, Joseph J. McLaughlin and J. Barry Mitchell,
               or any of them, with power of substitution  are hereby  appointed proxies to vote as specified all shares of Common Stock which the
      R        Shareholder(s)  named on the reverse  side is entitled to vote at the above Annual Meeting or at any  adjournment  thereof,  and in their  discretion  to vote upon all other matters as may properly
      O        be brought before the Meeting.

               First Chicago  Trust Company of New York, as Custodian  under the
      X Dividend Reinvestment and Stock Purchase Plan, and PECO Energy Company, as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with identical instructions
      Y for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

               Nominees for election to the Board of Directors for Class III terms expiring in 1999 are:

                         M. Walter D'Alessio
                         James A. Hagen
                         Joseph C. Ladd
                         Kinnaird R. McKee
                         Ronald Rubin
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

|-----|  PLEASE MARK YOUR                                                9172
|  X  |  VOTES AS IN THIS
|-----|  EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
------------------------------------------------------------------------------
                    FOR  WITHHELD                    FOR  AGAINST  ABSTAIN
1. Election of                      2. Appointment
   Directors.                          of Auditors
   (see reverse)    ---     ---        for 1996      ---    ---      ---

For, except vote withheld from the following nominee(s):

  ----------------------------------------------------


------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE AGAINST PROPOSALS 3 AND 4.
------------------------------------------------------------------------------
                                   FOR      AGAINST     ABSTAIN
3. Shareholder Proposal A.
                                   ---        ---         ---

4. Shareholder Proposal B.
                                   ---        ---         ---

         SPECIAL ACTION               |-----|
         Discontinue Annual Report    |     |
         mailing for this account.    |-----|


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as suc


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SIGNATURE(S)                                            DATE